Exhibit 99.1
R1 RCM to Acquire Acclara

Acquisition of Providence’s Current Modular Services Business Accompanied by 10-Year Agreement to Provide Comprehensive Revenue Cycle Management Services

R1 to Host Conference Call Today at 8:00 AM ET

MURRAY, Utah – December 6, 2023 – R1 RCM Inc. (NASDAQ: RCM) (“R1”), a leading provider of technology-driven solutions that transform the patient experience and financial performance of healthcare providers, today announced that it has entered into a definitive agreement to acquire Acclara, a leading technology-driven revenue cycle management company, from Providence, one of the nation's largest health systems; and the Company has been selected by Providence as its long-term revenue cycle management partner. The partnership lays the foundation for R1 to continue to automate revenue management and to extend its scale and diversification to build long-term value for providers, patients and shareholders.

Providence serves the western U.S., with 51 hospitals, more than 1,000 physician clinics, senior services, supportive housing, and many other health and educational services. The health system and its partners employ more than 120,000 caregivers serving communities across seven states, including Alaska, California, Montana, New Mexico, Oregon, Texas and Washington. Providence is among the top 10 U.S. integrated delivery networks (IDNs), recognized for leadership in developing innovative delivery models and a commitment to technology.

As part of the partnership, R1 has entered into a definitive agreement to acquire the Acclara business for $675 million in cash and warrants to purchase 12.2 million shares of R1 stock. At the closing of the acquisition, Acclara and Providence will enter into a 10-year agreement for comprehensive revenue cycle services, leveraging the breadth of integrated technology and services capabilities of R1 to serve Providence. The selection of R1 as Providence’s RCM partner for R1’s comprehensive solution suite was the outcome of a competitive process and represents the first major cross-sell of a strategic partnership from the Cloudmed customer base, which includes 95 of the top 100 U.S. health systems.

The addition of Acclara strengthens R1’s value proposition as the trusted partner of choice in comprehensive revenue cycle management. Acclara delivers cost-effective, innovative solutions to help healthcare providers across the United States improve the patient experience, minimize administrative burdens and maintain regulatory compliance. With a team of experienced professionals and advanced technology platforms, Acclara supports patients and providers through streamlined billing and payment processes, improves financial performance and enhances patient experience. Acclara’s comprehensive suite of services includes patient access, coding, billing, denial management, payment posting and analytics focused on both health systems and physician practices.

“This strategic partnership with Providence demonstrates the confidence of one of our country’s largest and most innovative health systems in the full suite of R1’s technology and service solutions, at a moment when providers need our solutions more than ever,” said Lee Rivas, chief executive officer of R1. “Providence is a pioneer of quality and compassionate faith-based care, and we are proud to work with Providence to be their trusted long-term partner to drive operational excellence and provide patients with affordable, high-quality care. We look forward to welcoming Acclara to R1.”

“Over the past few years, as part of our journey to support our patient-care mission, we have significantly enhanced our own revenue cycle management assets and capabilities,” said Providence Chief Financial Officer Greg Hoffman. “After a careful evaluation, we are confident that R1 is the right partner to accelerate our vision, helping Providence ensure a best-in-class, compassionate revenue cycle experience for our patients. We are also proud of what the team at Acclara has built and are confident that they are positioned for continued success as part of R1.”

Strategic and Financial Benefits:

•Positions R1 as the Provider Platform of Choice: The proposed acquisition of Acclara and 10-year Providence partnership demonstrate the strength and flexibility of the R1 business model, and R1’s ability to deploy advanced technology solutions and drive execution across revenue cycle management processes to improve customer and patient outcomes. R1 expects the transaction to provide a foundation for additional growth opportunities by expanding the end-to-end relationship with Providence and other Acclara customers. In addition, Acclara’s capabilities will further extend the breadth and scale of R1’s physician and modular businesses and are anticipated to further leverage technology and automation capabilities and drive future innovation fueled by an even larger real-time structured and unstructured data footprint.

•Strong Financial Profile with Embedded Long-term Growth: The proposed 10-year agreement between Acclara and Providence combined with Acclara’s complementary capabilities are expected to expand R1’s scope of operations and drive revenue and Adjusted EBITDA growth. The combination of performance solutions and full-suite contracts is expected to contribute more than $625 million in revenue and approximately $185 million to Adjusted EBITDA by year five of the partnership, not including potential revenue synergies.

•Significant Cost Synergy Opportunities: As a result of the acquisition, R1 estimates that it could realize approximately $30 million in run-rate cost synergies by the third year following the closing and run-rate cost synergies of approximately $50 million by year five.

Transaction Details

Under the terms of the acquisition agreement, R1 will acquire Acclara for $675 million in cash and warrants to purchase 12.2 million shares of R1 stock at a strike price of $10.52, including a 3-year lock-up.

The transaction, which is expected to be completed in early 2024, is subject to customary closing conditions, including the receipt of regulatory approvals, as well as the entry of Providence and Acclara into the 10-year revenue cycle management agreement.

R1 expects to finance the transaction with a new Term Loan B issued prior to close as well as its existing revolver.

Conference Call

R1 will host a conference call today at 8:00 a.m. ET to discuss details of the technology and revenue cycle partnership with Providence. To participate, please dial 888-330-2478 (240-789-2731 outside the U.S. and Canada) using conference code number 42942. A live webcast and replay of the call will be available in the Investor Relations section of the Company’s website at ir.r1rcm.com.

Advisors

Centerview Partners LLC and J.P. Morgan acted as financial advisors to R1, and Perkins Coie LLP, Kirkland & Ellis LLP, and Baker Donelson acted as legal counsel. BDT & MSD Partners acted as financial advisor to Providence, and McDermott Will & Emery and ArentFox Schiff LLP acted as legal counsel.

About R1 RCM

R1 is a leading provider of technology-driven solutions that transform the patient experience and financial performance of hospitals, health systems, and medical groups. R1’s proven and scalable operating models seamlessly complement a healthcare organization’s infrastructure, quickly driving sustainable improvements to net patient revenue and cash flows while reducing operating costs and enhancing the patient experience. To learn more, visit: r1rcm.com.

About Acclara

Acclara, a for-profit subsidiary of Providence, is dedicated to transforming the healthcare industry by providing cost-effective, high-quality revenue cycle management solutions that empower healthcare providers to focus on their primary mission—patient care. With a workforce of over 2,600 employees spanning all 50 states, Acclara leverages extensive industry expertise and best practices to assist health systems and providers in enhancing cash flow, reducing administrative complexities, and ensuring compliance. For more information about Acclara, please visit Acclara.com.

About Providence

Providence is a national, not-for-profit Catholic health system comprising a diverse family of organizations and driven by a belief that health is a human right. With 51 hospitals, over 1,000 physician clinics, senior services, supportive housing, and many other health and educational services, the health system and its partners employ more than 120,000 caregivers serving communities across seven states – Alaska, California, Montana, New Mexico, Oregon, Texas, and Washington, with system offices in Renton, Wash., and Irvine, Calif. Learn about our vision of health for a better world at Providence.org.

Forward-Looking Statements

This presentation contains “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended, and Section 21E of the Exchange Act. Forward-looking statements generally relate to future events and relationships, plans, future growth and future performance, including, but not limited to, statements about the expected timing, completion and effects of the acquisition and related transactions, the Company's strategic initiatives, the Company's capital plans, the Company's costs, the Company's ability to successfully implement new technologies, the Company's future financial and operational performance and the Company's liquidity. These statements are often identified by the use of words such as “anticipate,” “believe,” “contemplate,” “designed,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “outlook,” “plan,” “predict,” “project,” “see,” “seek,” “target,” “would,” "should" and similar expressions or variations or negatives of these words, although not all forward-looking statements contain these identifying words. These statements are based on various assumptions, whether or not identified in this presentation, and on the current expectations of the Company's and Providence's management and are not predictions of actual performance.
These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, assurance, prediction or definitive statement of fact or probability. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks and changes in circumstances, including but not limited to risks and uncertainties related to: (i) the ability of the parties to consummate the acquisition and related transactions in a timely manner or at all; (ii) satisfaction of the conditions precedent to the consummation of the acquisition and related transactions, including the receipt of required regulatory approvals; (iii) the Company's ability to timely and successfully achieve the anticipated benefits and potential synergies of the acquisition and related transactions; (iv) the Company's failure to promptly restate the financial statements for non-reliance periods and file the required reports with the Securities and Exchange Commission (the “SEC”); and (v) the impact of the restatements of the financial statements for non-reliance periods, and the listing deficiency notice from Nasdaq, on the price of the Company's common stock, reputation and relationships with investors, suppliers, customers, employees and other parties. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the heading “Risk Factors” in the Company's annual report on Form 10-K/A for the year ended December 31, 2022, quarterly reports on Form 10-Q and any other periodic reports that the Company may file with the SEC. The foregoing list of factors is not exhaustive.

All forward-looking statements included herein are expressly qualified in their entirety by these cautionary statements as of the date hereof and involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Subsequent events and developments, including actual results or changes in the Company's assumptions, may cause the Company's views to change. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law. You are cautioned not to place undue reliance on such forward-looking statements.
Estimated Financial Contribution
All data regarding estimated financial contribution in this presentation are forward-looking statements that are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond the Company's control. No independent registered public accounting firm has audited, reviewed, compiled or performed any procedures with respect to the combined financial information of the Company contained herein. Such information may not be included, may be adjusted or may be presented differently in other documents.
Non-GAAP Financial Information
Some of the financial information and data contained in this presentation, including Adjusted EBITDA (and related measures), have not been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). Adjusted EBITDA may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. This non-GAAP financial measure should not be considered in isolation or as a substitute for analysis of our results of operations as reported under GAAP. Please refer to the Appendix located at the end of this presentation for a reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measure.

Contacts

R1 RCM Inc.
Investor Relations:
Evan Smith, CFA
(516) 743-5184
investorrelations@r1rcm.com

Media Relations:
Allison + Partners
Amanda Critelli
R1PR@allisonpr.com

Providence
Melissa Tizon
(206) 310-4358
Melissa.tizon@providence.org